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                                                                      EXHIBIT 11


                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                          ----------------------
                                                                            1997          1996
                                                                           ------       -------

PRIMARY:
Average common shares outstanding . . . . . . . . . . . . . . . . . . .     1,560         1,326

Dilutive stock options based on the treasury stock method
  using the period end market price   . . . . . . . . . . . . . . . . .        35             2
                                                                           ------       -------
Average common and common share equivalents
  outstanding   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,595         1,328
                                                                           ======       =======

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $8,381       $   308
                                                                           ======       =======

Net income per share  . . . . . . . . . . . . . . . . . . . . . . . . .    $ 5.25       $  0.23
                                                                           ======       =======

FULLY DILUTED:
Average common and common share equivalents
  outstanding - primary   . . . . . . . . . . . . . . . . . . . . . . .     1,595         1,328
                                                                           ======       =======

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $8,381       $   308
                                                                           ======       =======


Net income per share  . . . . . . . . . . . . . . . . . . . . . . . . .    $ 5.25       $  0.23
                                                                           ======       =======


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